                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 14, 2000, accompanying the consolidated financial statements included in the Quarterly Report of DualStar Technologies Corporation on Form 10-Q for the quarterly period ended March 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of DualStar Technologies Corporation on Form S-8 (File No.

33-97708, effective October 3, 1995).

Dixon Odom PLLC

Greensboro, North Carolina
April 14, 2000